SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) September 9, 1997

                            HOME STATE HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)

                 Delaware                 0-22016           13-3429087
        (State or Other Jurisdiction    (Commission       (IRS Employer
               of Incorporation)        File Number)    Identification No.)

        Three South Revmont Drive, Shrewsbury, NJ          07702
        (Address of Principal Executive Offices)         (zip code)

Registrant's telephone number, including area code             (908) 935-2600

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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.


     On September 9, 1997, the Superior Court of New Jersey (the "Court") entered an Order to Show Cause (the "Order") directing all persons having an interest or claim against the Registrant's New Jersey insurance subsidiary, Home State Insurance Company ("HSIC"), to appear before the Court and show cause on October 23, 1997 why an Order of Liquidation should not be entered providing for the liquidation of HSIC. Upon entry of the Order, HSIC was declared by the Court to be insolvent and all proceedings in New Jersey courts in which HSIC was a party were stayed until October 23, 1997.


     Rehabilitation Orders are currently in effect with respect to the Registrant's other insurance subsidiaries, Quaker City Insurance Company, Pinnacle Insurance Company, Westbrook Insurance Company and New York Merchant Bakers Insurance Company, as well as the Registrant's former managed affiliate, Home Mutual Insurance Company of Binghamton, New York.



                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 16, 1997              HOME STATE HOLDINGS, INC.



                                   By: /s/ Eric A. Reehl
                                       ---------------------------------------
                                       Eric A. Reehl, Executive Vice President